Exhibit 23.7

CONSENT OF HOULIHAN CAPITAL, LLC

July 24, 2023

Prime Impact Acquisition I

123 East San Carlos Street, Suite 12

San Jose, CA 95112

Attn: Board of Directors

RE:	Proxy Statement / Prospectus of Prime Impact Acquisition I (“PIAI”) which forms part of the Registration Statement on Form F-4 of Cheche Group Inc. (the “Registration Statement”).

Dear Members of the Board of Directors:

Reference is made to our opinion letter (“opinion”), dated January 29, 2023, to the Board of Directors (the “Board”) of PIAI. We understand that PIAI has determined to include our opinion in the Proxy Statement / Prospectus of PIAI (the “Proxy Statement/Prospectus”) included in the above referenced Registration Statement.

Our opinion was provided for the Board (in its capacity as such) in connection with its consideration of the transaction contemplated therein and may not be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except, in each instance, in accordance with our prior written consent. In that regard, we hereby consent to the reference to our opinion in the Proxy Statement/Prospectus included in the Registration Statement filed with the Securities and Exchange Commission as of the date hereof under the captions “QUESTIONS AND ANSWERS,” “THE BUSINESS COMBINATION – Background of the Business Combination,” “THE BUSINESS COMBINATION – Opinion of Financial Advisor to the Prime Impact Board,” “THE BUSINESS COMBINATION – Prime Impact Board’s Reasons for the Approval of the Business Combination,” and to the inclusion of our opinion as Annex C to the Proxy Statement / Prospectus. Notwithstanding the foregoing, it is understood that this consent is being delivered solely in connection with the filing of the above-mentioned Registration Statement as of the date hereof and that our opinion is not to be filed with, included in or referred to in whole or in part in any registration statement (including any other amendments to the above-mentioned Registration Statement), proxy statement or any other document, except, in each instance, in accordance with our prior written consent.

In giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Houlihan Capital, LLC

HOULIHAN CAPITAL, LLC